Exhibit 5.1

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450
www.lw.com
FIRM / AFFILIATE OFFICES
Austin    Moscow
Beijing    Munich
Boston    New York
Brussels    Orange County
Century City    Paris
Chicago    Riyadh
Dubai    San Diego
Düsseldorf    San Francisco
Frankfurt    Seoul
Hamburg    Shanghai
Hong Kong    Silicon Valley
Houston    Singapore
London    Tel Aviv
Los Angeles    Tokyo
Madrid    Washington, D.C.
Milan
July 29, 2022

Kratos Defense & Security Solutions, Inc.
1 Chisholm Trail, Suite 300
Round Rock, TX 78681

Re: 424(b)(3) Prospectus Supplement to Registration Statement on Form S-3ASR; 190,258 shares of common stock of Kratos Defense & Security Solutions, Inc., par value $0.001 per share

To the addressees set forth above:

We have acted as special counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling stockholder (the “Selling Stockholder”) named in the Prospectus (as defined below) of up to 190,258 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. The Shares were issued to the Selling Stockholder pursuant to an Equity Purchase Agreement, dated June 13, 2022, by and between the Company, Joseph D. Brostmeyer, Shirley C. Brostmeyer and Joseph Brostmeyer as Trustees of The Shirley C. Brostmeyer Revocable Trust, u/a/d August 25, 2002, as amended and restated August 13, 2014, Joseph Brostmeyer and Sara J. Brostmeyer as Trustees of The Shirley Brostmeyer 2018 Family Trust, u/a/d December 17, 2018, Joseph Brostmeyer and Shirley C. Brostmeyer as Trustees of The Joseph D. Brostmeyer Revocable Trust, u/a/d August 25, 2002, as amended and restated August 13, 2014, Shirley C. Brostmeyer and Julia A. Brostmeyer as Trustees of The Joseph D. Brostmeyer 2018 Irrevocable Trust, u/a/d December 17, 2018, Pegasus Residual, LLC, and, solely for certain limited purposes thereof, each of KTT CORE, Inc. and Florida Turbine Technologies Inc.

The Shares are included in a registration statement on Form S-3ASR (File No. 333-252921) (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on February 9, 2021, the related prospectus dated February 9, 2021 (the “Base Prospectus”) and the prospectus supplement, dated July 29, 2022 and filed by the Company with the Commission pursuant to Rule 424(b)(3) under the Act on July 29, 2022 (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issuance of the Shares has been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing of this opinion as Exhibit 5.1 to a Current Report of the Company on Form 8-K for incorporation by reference in the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

                        /s/ Latham & Watkins LLP

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